EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Modine Manufacturing Company of our report dated May 26, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Modine Manufacturing Company's Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 7, 2022